EXHIBIT 10.1

SOFTBRANDS, INC.

DIRECTOR

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, made              by and between SoftBrands, Inc., a Delaware corporation (the “Company”), and                    (“Director”).

WITNESSETH, THAT:

WHEREAS, the Company pursuant to its 2001 Stock Incentive Plan wishes to grant this stock option to Director.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.                                       Grant of Option

The Company hereby grants to Director, on the date set forth above, the right and option (hereinafter referred to as the “option”) to purchase all or any part of an aggregate of                 shares of Common Stock, $.01 par value, at the price of $              per share on the terms and conditions set forth herein.  The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                                       Duration and Exercisability

(a)                                  The Option shall not be exercisable on the date of grant.  The Option shall become fully vested and exercisable in its entirety on the seventh (7th) anniversary of the Grant Date.  The Option shall terminate, if not otherwise terminated, on the tenth anniversary of the date of grant.

(b)                                 Notwithstanding the foregoing, in the event that (i) the Company completes an underwritten initial public offering of its common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended (an “IPO”) or (ii) becomes subject, pursuant to an effective registration under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then this Option shall be exercisable, but only to the extent vested in accordance with the schedule contained in Section 2(c), on the date (the “Exercisability Date”) that is (A) in the case of an IPO, 180 days following the consummation of such IPO or (B) in the case of an Exchange Act registration, upon the effective date of such registration, and shall thereafter become further exercisable to the extent vested in accordance with Section 2(c).  In the event of a change of control, this option shall become exercisable with respect to all of the shares subject to this option, regardless of the degree of vesting in accordance with Section 2(c).  For such purposes, a “change of control” shall mean any of the following:  (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization are owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization, (ii) a public announcement that any person has acquired beneficial ownership of 51% or more of the then outstanding shares of common stock of the Company and, for this purpose, the terms “person” and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Securities Exchange Act of 1934, as amended, or related rules promulgated by the Securities and Exchange Commission, (iii) the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of the common stock of the Company, or (iv) a sale of all or substantially all of the assets of the Company.

(c)                                  The Option shall be vested for purposes of acceleration of exercisability in accordance with section 2(b) in accordance with the following schedule:

On or after each of the following dates	Additional percentage of Option which is exercisable
On the Date of Grant	1/3 of the Option
1st Anniversary of the Grant Date	1/3 of the Option
2nd Anniversary of the Grant Date	1/3 of the Option

3.                                       Effect of Termination of Position

(a)                                  If Director shall cease to be a director of the Company for any reason other than his or her gross and willful misconduct, Director (or Director’s successor) shall have the right to exercise the Option at any time after such termination of Director’s position as director for the duration of the Option and the option shall continue to vest, and shall become exercisable, in accordance with its terms.

(b)                               In the event that Director shall cease to be a director of the Company by reason of his or her gross and willful misconduct during the course of his or her service as a director of the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, the Option shall be terminated as of the date of the misconduct.

4.                                       Manner of Exercise

(a)                                  The Option can be exercised only by Director or other proper party by delivering within the option period written notice to the Company at its principal office.  The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

(b)                                 Director may, at Director’s election, pay the Option price either by check (bank check, certified check or personal check) or by delivering to the Company for cancellation Common Stock of the Company with a fair market value equal to the option price.  For these purposes, the fair market value of the Company’s Common Stock shall be the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is then traded on a national securities exchange, the closing price of the stock on such exchange, or, if the Common Stock of the Company is not publicly traded, as otherwise reasonably determined by the Company.

5.                                       Miscellaneous

(a)                                  The Option is issued pursuant to the Company’s 2001 Stock Incentive Plan and is subject to its terms.  The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

(b)                                 This Agreement shall not confer on Director any right with respect to employment or to the continuance of any position on the board of directors of the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company, through its other directors or shareholders, to remove Director at any time.  Director shall have none of the rights of a shareholder with respect to shares subject to the Option until such shares shall have been issued to him or her upon exercise of the Option.

(c)                                  The exercise of all or any part of the Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.  Director may be required by the Company, as a condition of the effectiveness of any exercise of the Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for Director’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.  The Company may, in its sole discretion, defer the effectiveness of any full or partial exercise of the Option in order to allow the issuance of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Common Stock to be issued upon exercise of the Option or to effect similar compliance under any state laws.  The Company shall inform Director in writing of its decision to defer the effectiveness of the exercise of the Option.  During the period that the effectiveness of the exercise of the Option has been deferred, Director may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(d)                                 Notwithstanding any other provision of this Option Agreement, if there shall be any change in the common stock subject to the Option through merger, consolidation, reorganization, recapitalization, dividend or other distribution, stock split or other similar corporate transaction or event of the Company, or the Company shall enter into a written agreement to undergo such a transaction or event, the Company, in its absolute discretion, may either:  (i) make appropriate adjustment in the number of shares and the price per share of the shares subject to the Option in order to prevent dilution or enlargement of the Option rights granted hereunder (provided that the number of shares subject to the Option shall always be a whole number) or (ii) cancel any or all of this Option and pay to Director in cash the value of such cancelled Option or portion thereof based on the price per share received, or to be received, by a shareholder of the Company in such transaction event

(e)                                  The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(f)                                    In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Director.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

SoftBrands, Inc.

By
David G. Latzke, Senior Vice President —
Chief Financial Officer and Secretary

/s/